                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

The following corporations are direct or indirect wholly-owned subsidiaries of Brunswick Corporation:

                                                            Place of
Subsidiary                                                  Incorporation
----------                                                  -------------

Appletree Ltd.                                              Bermuda
BBG Logistics, Inc.                                         Delaware
Baja Marine Corporation                                     Delaware
Bayliner Marine Corporation                                 Delaware
Boston Whaler, Inc.                                         Delaware
Brunswick AG                                                Switzerland
Brunswick Bowling & Billiards Corporation                   Delaware
Brunswick Bowling & Billiards (U.K.) Limited                England
Brunswick Bowling e Billiards Ltda.                         Brazil
Brunswick Bowling Pin Corporation                           Delaware
Brunswick Centres, Inc.                                     Ontario
Brunswick GmbH                                              West Germany
Brunswick International (Canada) Limited                    Ontario
Brunswick International GmbH                                West Germany
Brunswick International Holdings, Inc.                      Delaware
Brunswick International Limited                             Delaware
Brunswick International Sales Corporation                   U.S. Virgin Islands
Centennial Assurance Company, Ltd.                          Bermuda
Escort Trailer Corporation                                  Washington
Leiserv, Inc.                                               Delaware
Life Fitness International Sales, Inc.                      Delaware
Life Fitness (U.K.) Limited                                 United Kingdom
Marine Power Australia Pty. Limited                         Australia
Marine Power Europe, Inc.                                   Delaware
Marine Power International Limited                          Delaware
Marine Power International Pty. Limited                     Delaware
Marine Power Italia S.p.A.                                  Italy
Marine Power New Zealand Limited                            Delaware
Mercury Marine Limited                                      Ontario
Mercury Marine Sdn Bhd                                      Malaysia
Normalduns B.V.                                             Netherlands
Omni Fitness Equipment, Inc.                                Delaware
Princecraft Boats, Inc.                                     Canada
Productos Marine de Mexico, S.A. de C.V.                    Mexico
Ray Industries, Inc.                                        Arizona
Sea Ray Boats Europe B.V.                                   Netherlands
Sea Ray Boats, Inc.                                         Arizona
Sea Ray Boats, Inc.                                         Florida
Sea Ray International - Europe B.V.                         Netherlands
Sealine International Limited                               United Kingdom
Skokie Investment Corporation                               Delaware
Wintergreen Finance, Inc.                                   Delaware